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                                 LEASE AGREEMENT

                                DATED: 9/1 , 1995

                                     BETWEEN

                   O.C. REALTY ASSOCIATES LIMITED PARTNERSHIP
                                   (LANDLORD)


                                       AND


                  OPTICARE EYE HEALTH CENTER, P.C. - WATERBURY
                                    (TENANT)



                                    PROPERTY:
                                54 PARK LANE ROAD
                            NEW MILFORD, CONNECTICUT




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                                      INDEX


                                                                          PAGE

              Demised Premises, Term, Option.................................1

Article I     Rent...........................................................2

Article II    Taxes, Assessments and Utilities...............................3

Article III   Insurance......................................................4

Article IV    Condition of Premises..........................................5

Article V     Care of Premises...............................................5

Article VI    Alterations (With Related Insurance Provisions)................6

Article VII   Indemnity to Landlord..........................................7

Article VIII  Broker.........................................................8

Article IX    Compliance with Governmental Requirements......................8

Article X     Assignment, Etc., of Lease.....................................9

Article XI    Loss or Destruction by Fire or Otherwise.......................9

Article XII   Condemnation..................................................10

Article XIII  Termination of Lease for Nonpayment...........................11

Article XIV   Termination of Lease Upon Certain Defaults....................12

Article XV    Re-Entry......................................................12

Article XVI   Reletting and Damages.........................................13

Article XVII  Waiver of Right of Redemption.................................14

Article XVIII Recovery of "Additional Rent".................................14


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                                       -2-


Article XIX    Mechanic's Liens.............................................15

Article XX     Remedial Rights..............................................15

Article XXI    Non-Waiver Provisions........................................15

Article XXII   Title to Improvements........................................16

Article XXIII  Non-Liability of Landlord....................................16

Article XXIV   Subordination................................................17

Article XXV    Surrender at End of Term.....................................18

Article XXVI   Covenants and Conditions.....................................18

Article XXVII  Quiet Enjoyment..............................................18

Article XXVIII Notices......................................................19

Article XXIX   Interpretation of Term "Landlord"............................20

Article XXX    Completeness of Instrument...................................20

Article XXXI   Binding Successors in Interest...............................20



SCHEDULE A  -  Description of Premises



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         THIS INDENTURE, made this 1st day of September 1995, by and between
O.C. REALTY ASSOCIATES LIMITED PARTNERSHIP, a Connecticut limited partnership having a principal place of business in the City of Waterbury, County of New Haven and State of Connecticut (hereinafter called "Landlord"), and OPTICARE EYE HEALTH CENTER, P.C. - WATERBURY, a Connecticut corporation having a principal place of business in the said City of Waterbury, County of New Haven and State of Connecticut (hereinafter called "Tenant").

         W I T N E S S E T H :

         That the Landlord hereby leases and demises to the Tenant, and the Tenant hereby hires and takes from the Landlord, upon the terms and conditions hereinafter set forth, the entire building located at 54 Park Lane Road, New Milford, Connecticut, which property is more particularly bounded and described as set forth in Schedule A attached hereto and made a part hereof;

         For the term of fifteen (15) years commencing September 1, 1995, and terminating on August 31, 2010, to be used and occupied for the practice of medicine and optometry and incidental activities such as the sale of glasses and corrective lenses offices and no other uses. Furthermore, it shall be Tenant's sole obligation to obtain all licenses, permits and franchises required by it for its use of the Demised Premises and no failure to obtain the same, nor any revocation thereof by any governmental authority of any such licenses, permits or franchises heretofore or hereafter granted by any such governmental authority shall in any manner affect this Lease or diminish the amount of rent or any other payments or charges payable by Tenant hereunder.

         Tenant shall have the option to extend this Lease for two (2) additional terms of ten (10) years each, on the same terms and conditions as herein provided. Said option shall be exercised by written notice from Tenant to Landlord at least twelve (12) months prior to the expiration of the then existing leasehold term. If Tenant holds over without having exercised said option, this Lease shall be automatically extended for one (1) year, and thereafter from year to year upon the same terms, subject in each instance to adjustment of rental as hereinafter provided, unless and until either party shall have terminated this Lease by giving to the other party written notice of termination at least thirty (30) days before the expiration of the first or any subsequent one year period.

         And the Landlord and Tenant hereby agree upon the following terms, covenants, conditions, restrictions and limitations affecting the said demised premises, to wit:


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                                       -2-

                                    ARTICLE I
                                      RENT

         Section 1. During the first five (5) years of the leasehold term, the Tenant shall pay a minimum annual rental to the Landlord of FIFTY THOUSAND FOUR HUNDRED & 00/100ths DOLLARS ($50,400.00) payable in equal monthly installments of FOUR THOUSAND TWO HUNDRED & 00/100ths DOLLARS ($4,200.00) each, on the first day of each month in advance, and shall pay the "additional rent" hereinafter provided for at the times and in the manner hereinafter provided for. Said rent, unless and until further written notice, shall be paid to "O.C. Realty Associates Limited Partnership", 87 Grandview Avenue, Waterbury, CT 06708.

         All other charges or obligations of the Tenant hereunder other than the payment of minimum annual rent shall be considered "additional rent".

         Section 2. The minimum annual rental shall be adjusted after the first five (5) years of the leasehold term and every five (5) years thereafter, including any option term exercised by Tenant, based upon the fair market value appraisal of the rent on each adjustment date in accordance with the procedure hereinafter set forth. In no case shall the increase in rent for each adjustment period be less than a fifteen percent (15%) increase over the then existing rent, nor shall the increase be more than thirty percent (30%) over the then existing rent.

         Said adjustment shall be determined as follows:

         Prior to the expiration of ninety (90) days from the commencement of each adjustment period, Tenant shall deliver to Landlord a short form appraisal report prepared by a recognized real estate appraiser who shall have the designation MAI (Member American Institute of Real Estate Appraisers). Said report shall contain the fair market value rent for the Demised Premises.

         If Landlord does not wish to accept said adjusted rent as set forth in said appraisal report, Landlord shall have thirty (30) days to obtain his own real estate appraisal prepared by an MAI appraiser on the same basis as set forth hereinabove.

         If the two appraisals are within ten percent (10%), then the appraisals shall be averaged and the average shall constitute the adjusted rent.

         If the two appraisals are not within ten percent (10%), then the two appraisers shall meet and if such appraisers cannot agree upon a fair rental value, such appraisers shall appoint a third MAI appraiser who shall have thirty
(30) days to prepare an appraisal report and the fair market


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                                       -3-

value in said report shall be binding upon the parties thereto and shall constitute the adjusted rent, unless said third appraisal is less than the lower appraisal or higher than the higher appraisal. In such event, it shall be added to the other two and the adjusted rent shall be the average of all three.

         In the event that the two appraisers cannot agree upon a third appraiser, the selection shall be made by the American Arbitration Association.

         In the event that said appraisal procedure shall not be complete, for any reason, prior to the commencement of any adjustment period, then in that event, the pre-existing rent shall be paid until the procedure is complete and the adjusted portion of the rent shall be paid retroactively to the commencement of the adjustment period. Said retroactive payment shall be made within ten (10) days of the resolution of the rent adjustment procedure.

         Notwithstanding anything to the contrary, in the event that either party does not provide an appraisal report within the time periods set forth, then, in that event, the rent for the adjustment period for which the reports are required shall be as set forth in whichever appraisal report has been provided. It is understood that time is of the essence in providing said reports.

         It is agreed that each party shall pay for its own appraisal report and in the event a third appraisal is necessary, the costs thereof shall be borne equally.


                                   ARTICLE II
                        TAXES, ASSESSMENTS AND UTILITIES

         Section 1. The Tenant shall bear, pay and discharge punctually as and when the same shall become due and payable throughout the term of this lease all such taxes, duties, assessments, governmental impositions and also all such water rates, rents or charges (whether imposed annually or measured according to quantity of water consumed, including all charges for installing and repairing water meters now or hereafter required to be installed in any part of the demised premises), as shall or may during the terms of this Lease be laid, levied, assessed or imposed upon, or become due or payable, or liens upon or chargeable, against the demised premises or any part hereof or the sidewalks or streets adjoining or in front thereof, or against the owner or occupant of the demised premises or both, save and except that as to the fiscal tax years of which part of the first year and part of the last year of the term hereby granted are parts, the Tenant shall bear and pay only that proportionate part of the taxes for each of said fiscal tax years which the period of the term hereunder occurred during each of the said fiscal tax years bears to an entire year.


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                                       -4-

         Section 2. The Tenant shall have the right to contest, or review, by legal proceedings, or in such other manner as it may deem suitable (which, if instituted, shall be conducted promptly, in its own name or the name of the Landlord, or both, but at the Tenant's own expense and free of all expense to the Landlord), any tax, duty, assessment, governmental imposition, water rates, rent, or charges, above referred to, upon condition that within the time limited by this Lease for the payment of such tax, assessment, water rents, or other charges, the same are paid.

         Section 3. The Tenant shall be solely responsible for the cost of all utilities, including heat, air conditioning, light, power, gas, water and the heating of hot water.


                                   ARTICLE III
                                    INSURANCE

         Section 1. The Tenant, at its own expense and cost, will keep all buildings on the demised premises (exclusive of excavations and foundations) and all fixtures (except such trade fixtures as the Tenant, pursuant to the terms of this Lease, has the right to remove) insured against loss or damage from the perils insured against under a standard policy issued in the State of Connecticut for fire and extended coverage insurance, for the full insurable value thereof, except for a deductible amount selected by Tenant for which amount Tenant shall be responsible directly for payment for repairs not subject to insurance because of the aforesaid deductible, in companies duly authorized by the State of Connecticut to do business in said state, and which the Landlord agrees to approve unless it is reasonable to withhold such approval. All such insurance shall be in the name of the Landlord and the Tenant, and, if so required by the Landlord, also in the name of the holder or holders of any mortgage or mortgages on the demised premises as their respective interests may appear, and the policies therefor shall be subject to the approval of the Landlord as to terms hereof (provided, however, that the Landlord shall not be entitled to object to the inclusion or exclusion of any deductible provision or other terms or provisions if the inclusion or exclusion of such terms or provisions be required by the laws of the State of Connecticut). A Certificate of Insurance shall be delivered to the Landlord, and the loss, if any, shall be made payable to the Landlord, Tenant, or mortgagee, as their interests may appear. The Tenant shall pay the premiums upon all such policies and all other charges incidental to effecting such insurance. Ten (10) days' written notice of cancellation or reduction of insurance shall be given to the Landlord. On default in maintaining the aforesaid insurance, the Landlord may procure its own policies of insurance and pay the premiums thereon, and the amount of such payment and expense shall be repaid by the Tenant on demand or may be added to and become additional rent, with the rights and remedies for the collection and enforcement thereof in this Lease provided.



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                                       -5-

         Landlord and Tenant waive rights to recover (except as otherwise provided in this Section regarding the deductible) from each other for any damage or loss from the perils insured against under a standard fire and extended coverage policy issued in the State of Connecticut, even though such damage or loss results from the negligence of either Landlord or Tenant.


                                   ARTICLE IV
                              CONDITION OF PREMISES

         Section 1. The Tenant shall take the premises in "as is" condition.


                                    ARTICLE V
                                CARE OF PREMISES

         Section 1. Throughout the term of this lease, the Tenant shall, at its own cost and expense, take good care of and keep in good order and repair, inside and out, all buildings and structures which are now or shall hereafter be constructed on or appurtenant to the demised premises and the roofs, walls and foundations thereof, and all fixtures and appurtenances therein and thereto and all equipment thereof, including, but not being limited to, all HVAC, engines, boilers, elevators, machinery, pipes, plumbing, wiring, gas, steam and electrical fittings, sidewalks, asphalt, parking, water, sewer and gas connections, heating equipment, and all other fixtures, machinery and equipment now or hereafter belonging to or connected with the demised premises or used in their operation, and all alterations, additions and improvements thereto, make all repairs, replacements and renewals, in and about the same, inside and outside, ordinary and extraordinary, structural or otherwise, necessary to preserve the demised premises in good order and condition, including such as may be necessary because of conditions existing at the time of the commencement of the term of this Lease, which repairs, replacements and renewals shall be in quality and class at least equal to that of the original work; promptly pay the expenses of such repairs, replacements and renewals; suffer no waste or injury and keep the sidewalk and curb in good repair and free from snow, ice, dirt and rubbish; permit at reasonable intervals during the usual business hours the Landlord and representatives of the Landlord to enter the demised premises for the purpose of inspection and to exhibit them for the purpose of sale, rental or mortgaging; suffer the Landlord to make (in the Landlord's discretion, although the Landlord shall be under no obligation to do so) repairs or improvements to any and all parts of any building on the demised premises and to comply with all orders of governmental authority applicable to said buildings or to any occupant thereof if the Tenant be in default, after written notice as hereinafter mentioned, in respect to any of said matters; permit during the year next prior to the expiration of the term the usual notices of "For Sale" and "To Let" to be placed and to remain unmolested in a conspicuous place or places upon the exterior of the demised


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                                       -6-

premises, but not on the windows and doors, and repair at or before the end of the term all injury done by the installation or removal of trade fixtures, furniture, machinery and other property.

         Without intending to limit the generality of the foregoing, it being agreed that the obligations and undertakings of the Tenant, as provided in this
Section 1 of ARTICLE V, shall be and be deemed to be absolute, it is understood that if the Tenant, after the use of due diligence and the expenditure of all reasonable efforts, be delayed in performing any of the obligations set forth in this Section 1 of ARTICLE V by reason of governmental preemption, prohibition, limitation or restriction in connection with any national emergency declared by the President of the United States, or in connection with any rule, order or regulation published by any department or subdivision thereof of any governmental agency, then (but only while such governmental preemption, prohibition, limitation or restriction continues in force) the time for the Tenant to perform its obligations under this Section 1 of ARTICLE V shall be extended until a reasonable time after any such reason shall have ceased to exist.

         Section 2. The Tenant shall not obstruct the street or sidewalk adjacent to the demised premises, nor do or suffer anything to be done upon the demised premises which will be liable to cause structural injury to any building then upon the premises; nor permit the accumulation of waste or refuse matter.


                                   ARTICLE VI
                 ALTERATIONS (WITH RELATED INSURANCE PROVISIONS)

         Section 1. The Tenant shall not install or incorporate in any building existing at any time upon the demised premises any materials, articles or fixtures purchased under conditional sale or which may be subject to chattel mortgage. The foregoing shall not apply to such chattels or articles of personalty which are neither part of the realty nor attached to the freehold.

         Section 2. In the event of the Tenant making any construction or alteration or addition or improvement costing Two Thousand Five Hundred and 00/100ths ($2,500.00) Dollars, or more, the Tenant shall cause plans with details and specifications covering the proposed construction, alteration, addition or improvement to be prepared and submitted to the Landlord for its approval, and the Landlord agrees to approve said plans and specifications unless it is reasonable to withhold such approval; and the Tenant shall also cause said plans with details and specifications to be approved by the governmental authorities having jurisdiction thereof, all of such approvals to be obtained before any work is commenced and such submission to, and approval by, the Landlord and public authorities shall likewise be required as to any amendments to such plans with details and specifications. The Tenant agrees that it will do and perform all of this work, or cause the same to be done and performed, in a good and


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                                       -7-

workmanlike manner, and will prosecute the said work to completion with due diligence. Upon the completion of any construction, alterations, additions or improvements, the Tenant shall furnish to the Landlord certificates of compliance with all requirements of all governmental authorities having jurisdiction and of the Board of Fire Underwriters having jurisdiction, if such certificates are commonly issued.

         Section 3. In the event of the Tenant making any construction or alteration or addition or improvement on the premises, the Tenant shall deliver to the Landlord a Certificate of Insurance of casualty or liability insurance, but in which, however, the Landlord may be named as an additional party insured indemnifying and saving harmless the Landlord from all loss or damage by reason of any injury or alleged injury to any person or persons or property caused by or on account of or arising out of ownership, maintenance, or use of the demised premises or arising out of the risks of such building operations and from any and all liability in connection therewith, which said policy shall be in the minimum sum of Five Million Dollars ($5,000,000.00) combined single limit and property damage in respect to any one occurrence. Such policy of insurance shall be in a company duly authorized by the State of Connecticut to do business in the said State, which the Landlord agrees to approve unless it is reasonable to withhold approval.


                                   ARTICLE VII
                              INDEMNITY TO LANDLORD

         Section 1. The Tenant shall indemnify, defend and save harmless the Landlord against any and all claims arising from the conduct or management of or from any work or thing whatsoever done in or about the demised premises or the equipment therein during said term, or arising out of the occupation of the demised premises or the streets, vaults, sidewalks and walls adjacent thereto, or the use or maintenance of boilers and elevators therein, or arising from any act or negligence of the Tenant or any of its agents, servants or employees, or arising from any accident, injury or damage whatsoever, however caused, to any person or persons, or to the property of any person, persons, corporation or corporations, occurring during said term on, in or about the demised premises, or the sidewalks, streets, driveways and vaults, if any, adjacent thereto, and from and against all costs, attorneys' fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon, except for the negligence of the Landlord, his agents, servants or employees, and Landlord's Workmen's Compensation claims by Landlord's employees. In case any action or proceeding be brought against the Landlord by reason of any such claim, except as excluded above, the Tenant, on notice from the Landlord, shall resist or defend such action or proceeding. It is further agreed and understood that the Tenant shall at its own cost and expense, for the further protection of the Landlord, cause to be delivered to the Landlord a Certificate of insurance (in which, however, the Tenant may be named as an additional party insured, provided such policy contains a provision or an endorsement to the effect that the Landlord's rights and interests in or under such policy shall in nowise be affected by any acts of omission or commission by the Tenant) issued by an insurance company, if such policy is obtainable, satisfactory to the Landlord, and which the Landlord agrees to approve unless it is reasonable to withhold approval, indemnifying the Landlord against any and all of the claims and liabilities in this Article provided for, except as excluded above, in the minimum sum of Five Million Dollars ($5,000,000.00) combined single limit and property damage in respect to any one occurrence.

         When such policy of liability insurance shall be about to expire and likewise when each renewal thereof shall be about to expire, the Tenant shall, at least ten (10) days before the expiration date, cause to be delivered to the Landlord a new Certificate. In the event of the failure of the Tenant to provide such liability insurance or any renewal thereof, or to pay the premium thereon so as to keep the same valid, the Landlord may either provide the insurance itself, or may itself pay the premium on the insurance effected by the Tenant and, in either case, all sums paid or the obligation to pay which has been incurred by the Landlord may be recovered by the Landlord from the Tenant as "additional rent".


                                  ARTICLE VIII
                                     BROKER

         Section 1. Each party acknowledges that it has dealt with no broker or realtor in connection with this transaction. In the event that said representation is not correct and a claim is made for a commission, then the party who has in fact dealt with a real estate broker or realtor in connection with this transaction shall indemnify the other for any claim for a commission.


                                   ARTICLE IX
                    COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS

         Section 1. The Tenant shall at its own cost and expense Promptly execute and comply with all laws, rules, orders, ordinances, regulations and notices of violation at any time issued or in force applicable to the demised premises or to the occupation thereof, made by or emanating from the village, town, city, county, state and federal governments and each and every department, bureau and official thereof having jurisdiction, it being the intention of the parties hereto that the Tenant shall hereby assume the entire responsibility and also fully relieve the Landlord from the responsibility and expense of executing and complying with the laws, rules, orders, ordinances, regulations and notices of violation.

                                    ARTICLE X
                           ASSIGNMENT, ETC., OF LEASE

         Section 1. The Tenant shall have no right to assign this Lease, or sublet the premises, unless it shall first, in writing, request the Landlord for permission to do so, which permission shall not be unreasonably withheld. If such request is reasonable, the Landlord, at his option, shall either:

                  (a) give the Tenant such permission, and thereafter upon such assignment or subletting, the Tenant shall continue to be as fully responsible for all the obligations under this Lease, as though it continued to occupy the Demised Premises.

                  (b) terminate this Lease, in which case it shall notify the Tenant of such election, and this Lease shall, by virtue of such notice, terminate on the last day of the month in which such notice is given; provided that the Landlord shall only be entitled to exercise the option described in this Section (b) in the case of an assignment or subletting of the entire demised premises for the remaining term of this Lease and all renewals.

         Section 2. In the event Landlord consents to an assignment or sublet by the Tenant as set forth above:

                  (a) Tenant covenants and agrees that immediately upon entering into said assignment or sublease, Tenant will deliver to the Landlord a true and correct copy same;

                  (b) In the event that the Tenant shall default in the performance of any of the terms, provisions, covenants, agreements or conditions of this Lease on the part of the Tenant to be performed, and should such default continue for the respective periods in this Lease set forth, the Landlord shall have the right, at its option, forthwith and without notice, to collect the rentals and other charges from the subtenant or assignee, and apply them to curing the default or defaults of the Tenant hereunder until such default or defaults have been cured.


                                   ARTICLE XI
                    LOSS OR DESTRUCTION BY FIRE OR OTHERWISE

         Section 1. Partial Destruction. In the event the building in which the demised premises are located shall, during the term of this Lease, be partially (but not substantially) destroyed or damaged by fire or other casualty, Tenant shall give immediate notice thereof, in writing, to Landlord, and the Landlord shall promptly repair and restore the premises within a reasonable time at his own costs and expense. If the demised premises, or any part thereof, as a result of said partial destruction of the demised premises or the building in which the demised premises are located, shall be rendered untenantable for the purposes of the use by Tenant contemplated in this Lease by fire or other casualty, rent shall be accordingly abated pro rata from the date of such fire. In the event that the Landlord fails to proceed with reconstruction of the premises, so that the same remains unusable by the Tenant for his business purposes, within one hundred twenty (120) days after such partial destruction, this Lease may be terminated at Tenant's election.

         Section 2. Substantial destruction or total destruction. If the premises shall, during the term of this Lease, be substantially or totally destroyed or damaged by fire or other casualty, (which shall be defined as more than sixty (60%) percent destroyed), whether or not covered by insurance, the Landlord may elect to repair or rebuild, or not to do so, in which latter event this Lease shall terminate.

                  (a) In the event the Landlord elects to rebuild, he shall notify the Tenant of the same within thirty (30) days after such destruction or damage, and he shall complete said rebuilding within six (6) months thereafter; and, during the period until the rebuilding is completed, the rent shall be adjusted so as to relieve the Tenant from any payment of rent for any portion of the demised premises of which the Tenant shall have lost the use of as a result of such damage, during the period of such loss of use.

                  (b) In the event the Landlord elects not to repair or rebuild, or fails to notify the Tenant of his election to do so within thirty (30) days of such damage, this Lease may be terminated by either the Landlord or the Tenant, upon giving thirty (30) days written notice thereof to the other, and in the event of such termination, no rent shall be payable hereunder beyond the date of such extensive damage.


                                   ARTICLE XII
                                  CONDEMNATION

         Section 1. If during the term of this Lease there is a total condemnation (as hereinafter defined) of the demised premises, the Tenant shall not be entitled to any apportionment of the award for the taking of the fee, but shall be entitled to damages for moving costs, and personal property loss.

         In the event of said total condemnation of the demised premises, or in the event of a negotiated sale to the condemning authority in lieu of condemnation, then the term of this lease shall cease and terminate as of the date of said taking or sale.

         In the event of a partial condemnation (as hereinafter defined) of the demised premises, the Tenant shall not be entitled to any apportionment of the award for the taking of the fee, but shall be entitled to damages for moving costs and personal property loss.

         After such partial taking, the yearly minimum rental shall be reduced by a percentage equal to the percentage of the total building area so taken and not replaced but all of the terms and covenants of this lease shall remain in full force and effect.

         As used herein, a partial condemnation shall mean a taking of the demised premises by governmental authority or public or private corporation authorized to take interests in land by condemnation, which taking diminishes the square footage of the building of the demised premises by less than thirty percent (30%).

         As used herein, a total condemnation shall mean a taking as described above, which taking diminishes the square footage of the building of the demised premises by thirty percent (30%) or more.


                                  ARTICLE XIII
                       TERMINATION OF LEASE FOR NONPAYMENT

         Section 1. If the Tenant shall make default in the payment of any monthly installment of the annual rent reserved hereunder on any day fixed for the payment of any such installment or shall make default in the payment of any item of additional rent herein provided for or in making any other payment herein provided for, the Landlord may forthwith give to the Tenant ten (10) days' written notice of intention to end the term of this Lease, specifying the sums unpaid, and thereupon at the expiration of five (5) days from the date of receipt by Tenant of said written notice, if said monies shall not meanwhile have been paid, the term under this Lease the leasehold estate hereby granted shall expire as fully and completely as if that day were the date herein definitely fixed for the expiration of the term, and the Tenant shall then and thereupon quit and surrender the demised premises to the Landlord. Nothing herein contained, however, shall be construed to prevent the Landlord, immediately upon a default, from forthwith instituting summary proceedings in any court having jurisdiction to recover possession of the demised premises upon the ground of nonpayment of rent, but in any such summary proceedings instituted for nonpayment of rent, Tenant, at any time prior to the issuance of a warrant of dispossess, shall be entitled to have such proceedings discontinued upon payment to the Landlord (or the petitioner in such proceedings) of all rent in arrears, with interest thereon, together with the costs and disbursements of such proceedings, provided that at the time of such payment this lease shall not have terminated or expired in accordance with any of the provisions of said lease.

                                   ARTICLE XIV
                   TERMINATION OF LEASE UPON CERTAIN DEFAULTS

         Section 1. If the Tenant should be adjudicated a bankrupt, or make a general assignment for the benefit of creditors, or file a voluntary petition in bankruptcy, or for an arrangement or for reorganization, or take the benefit of any insolvency act or statute, or if a receiver or trustee be appointed for its property in or under any insolvency, or in connection with the liquidation (voluntary or involuntary) of the Tenant, and such trustee or receiver be not dismissed within sixty (60) days after the appointment of such trustee or receiver, or if an involuntary petition in bankruptcy or for an arrangement or for reorganization be filed against the Tenant (unless the petition be thereafter dismissed), or if a warrant of attachment be issued or a judgment recovered against the Tenant or such owner of the leasehold estate and the same shall not be discharged by payment or by filing of bond or undertaking within sixty (60) days after such attachment or judgment shall have been rendered, or if a receiver be appointed for the property of the Tenant or such owner of the leasehold estate and such receivership be not vacated within sixty (60) days, or if this lease of the leasehold estate created hereunder be transferred or pass to or revolve upon any other person or corporation, except as herein permitted, and the rent is not paid, or if the Tenant shall make a default in fulfilling any of the terms, conditions or covenants of this Lease (other than the covenants for payment of rent, additional rent or other monies as set forth in the preceding Article), or if the demised premises be abandoned or deserted, the Landlord may give to the Tenant fifteen (15) days' written notice of intention to end the term of this Lease, specifying the cause therefor, and thereupon at the expiration of ten (10) days from the date of the receipt by the Tenant of said written notice, if said default shall continue or if said cause or condition which was the basis of said notice shall continue to exist, the term under this Lease and the leasehold estate hereby granted shall expire as fully and completely as if that day were the date herein definitely fixed for the expiration of the term, and the Tenant shall then and thereupon quit and surrender the demised premises to the Landlord.


                                   ARTICLE XV
                                    RE-ENTRY

         Section 1. If the Tenant shall make default in the payment of the rent reserved hereunder or any item of additional rent herein mentioned, or any part of either, or in making any other payment herein provided for, as a result of which default the leasehold estate hereby granted shall expire as provided in
ARTICLE XIII of this lease, or if this lease shall expire as provided in either of the two preceding Articles hereof, the Landlord may immediately or at any time thereafter re-enter the demised premises and remove all or any persons and all or any property therefrom, either by summary proceedings or by any suitable action or proceeding at law or in equity or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and repossess and enjoy said premises together with all additions, alterations and improvements. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning.


                                   ARTICLE XVI
                              RELETTING AND DAMAGES

         Section 1. In the event of the breach of any term, covenant, agreement, condition or undertaking on the part of the Tenant to be respected, complied with or performed hereunder, or in the event that the demised premises or any part hereof becomes vacant or are or is abandoned, or in the event that the Tenant is evicted by summary proceedings or otherwise, whether the Landlord re-enters in or for such event or not, or in the event that the relation of Landlord and Tenant shall cease or terminate by reason of the re-entry of the Landlord under the terms and conditions contained in this lease or by the eviction or ejectment of the Tenant by summary proceedings or otherwise, or in the event that the Landlord terminates this lease by reason of any nonpayment of rent or other breach of the covenants of said Lease by the Tenant at any time (whether pursuant to the law or to the provisions of this lease), the Landlord shall, in addition to any and all other rights and remedies which it may have, have the rights and remedies following, and the Tenant shall, in addition to all other obligations and liability, be subject to the obligations, liability and duties following:

                  (a) The Tenant shall, nevertheless, remain and be liable to the Landlord for and on account of all arrearages of rent, including both the fixed rent and the additional rent, and for the breach of all other agreements and conditions imposed by force of this lease, and shall also be liable to pay, and shall pay, to the Landlord, as damages for the breach of this lease on the days originally fixed in this lease for payment thereof during the remainder of the term of this lease, sums of money equivalent to what would be the fixed rent and additional rent and other monies payable by the Tenant if this lease were still continuing in force, less, however, the net avails (ascertained as provided in succeeding subparagraph (b) of this ARTICLE XVI), if any, or any reletting of the premises by the Landlord; and the Landlord shall be entitled to any and all appropriate actions at law or in equity for the enforcement of Tenant's liability and obligations hereunder, and shall be entitled to recover the said damages either in one action or in successive actions from time to time, each brought to recover one or more installments of damage theretofore accrued, as the Landlord may desire.

                  (b) The Landlord shall be entitled, at its option, to repair the demised premises, as would be reasonable and the product of an arm's length agreement, the Tenant remaining liable and responsible for the cost and payment of same; and the Landlord may, at its option, with or without causing any such repairs, relet the said demised premises or portions thereof, from time to time, as opportunity may offer and as Landlord may deem expedient, to any person or persons, firm or corporation and for any purpose deemed by it suitable, for such rental as it deems fit, and for any period equal or greater than or less than the remainder of the demised term, and to receive and apply the rents so received to the cost of re-entry, repairs, redecorating, payment of broker's commission in connection with the obtaining of such new tenant, management, costs and counsel fees incurred by the Landlord in connection with any of the foregoing; and then to apply the balance ("net avails"), in the Landlord's discretion, on account of the obligations of the Tenant for rent theretofore accrued and thereafter to accrue hereunder or for damages occasioned by breach of any covenants and conditions herein provided to be performed or observed on the part of the Tenant; provided, however, that in no case shall the Tenant be entitled to any surplus remaining as the result of any such reletting, and provided further that the Landlord shall not be required to relet the same, and that the Tenant's obligations hereunder (including its obligation to pay the rent herein reserved) shall not be affected or diminished by reason of any failure on the part of the Landlord to relet said premises.


                                  ARTICLE XVII
                          WAIVER OF RIGHT OF REDEMPTION

         Section 1. The Tenant hereby expressly waives any and all right of redemption which it may have under statute now in effect or hereafter enacted, or any rule of law now in effect or hereafter promulgated or otherwise, in case it shall be dispossessed or removed from the premises by judgment or warranty of any court or judge, or in the event that the term of this lease shall be shortened, abbreviated or limited by nonpayment of rent, additional rent or any other monies, or by notice given by the Landlord as herein authorized.


                                  ARTICLE XVIII
                          RECOVERY OF "ADDITIONAL RENT"

         Section 1. If the Tenant shall make default in performance of any covenant herein contained, whether calling for the payment of monies or the doing of an act, the Landlord may immediately or at any time thereafter, after fifteen (15) days written notice, pay such monies or do such act for account, of the Tenant. Any amount paid or expense incurred by the Landlord by reason of the failure of the Tenant to comply with any provision of this lease, shall be deemed to be "additional rent" for the demised premises and shall be due and payable by the Tenant to the Landlord on the first day of the next calendar month, or at the option of the Landlord on the first day of any succeeding month, or at the further option of the Landlord the same may be recovered by the Landlord after the expiration of the term.

                                   ARTICLE XIX
                                MECHANIC'S LIENS

         Section 1. The Tenant shall have no power to do any act, or to make any contract, that may create, or be the foundation for, any lien upon the present, or other, estate, or reversion, of the Landlord in the demised premises, or upon any of the buildings, or improvements thereon.

         Section 2. If a notice of mechanic's lien be filed against the demised premises or the Landlord's interest therein, for, or purporting to be for, labor or material alleged to have been furnished or to be furnished at the demised premises to or for the Tenant or to or for someone claiming under the Tenant, and if the Tenant shall fail to cause such lien to be discharged within twenty-five (25) days after written notice, the Landlord may discharge or cause the discharge of such lien by deposit or by bonding proceedings and the Landlord may require the lienor to prosecute an appropriate claim to enforce such lienor's claim, and if such lienor be successful the Landlord may, after written notice to the Tenant, pay the amount of any judgment recovered on such claim. Any amount paid or expense incurred by the Landlord as in this clause provided (including surety company premiums on bond to discharge the lien) and any expense incurred or sum of money paid by the Landlord in connection with the defense of such action shall be paid by the Tenant to the Landlord and shall be recoverable by the Landlord as "additional rent".


                                   ARTICLE XX
                                 REMEDIAL RIGHTS

         Section 1. All remedies, rights and elections of the Landlord, which are given by this lease, are in addition to and not in substitution for, nor exclusive of, the rights of action and causes of action or other remedies that may be available to it at law or in equity or under any present or future statutes. In the event of a breach or threatened breach by the Tenant of any of the covenants hereof, the Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity, as if specific remedies, indemnity or reimbursement were not herein provided for.


                                   ARTICLE XXI
                              NON-WAIVER PROVISIONS

         Section 1. The failure of the Landlord to insist, in any one or more instances, upon a strict performance of any of the covenants of this Lease, or to exercise any option herein contained, shall not be construed as a waiver or a relinquishment for the future of such covenant or option, but the same shall continue and remain in full force and effect. The receipt by the Landlord of rent or additional rent or any other sum of money, with knowledge of the breach of any condition or covenant hereof, shall not be deemed a waiver of such breach, and no waiver by the Landlord of any provision hereof shall be deemed to have been made unless in writing and subscribed by the Landlord.

         Section 2. If this Lease be assigned, or if the demised premises or any part hereof be underlet or occupied by anybody other than the Tenant, and if the Tenant be in default in respect to any payment to be made by the Tenant hereunder, the Landlord may collect rent or other monies from the assignee, undertenant or occupant, and apply the net amount collected to any amounts due hereunder, and no such collection shall be deemed to be a waiver of the covenant herein against assignment nor to be an acceptance of the assignee, under tenant or occupant as tenant, nor to be a release of the Tenant from the performance by the Tenant of the covenants herein contained on the part of the Tenant.


                                  ARTICLE XXII
                              TITLE TO IMPROVEMENTS

         Section 1. All improvements, additions and alterations made by the Tenant to or upon the demised premises, (except trade fixtures), shall when made, at once be deemed to be attached to the freehold and become the property of the Landlord and at the end or other expiration of the term shall be surrendered to the Landlord.

         Section 2. If after default in payment of rent or violation of any other provision of this lease, or upon the expiration of this lease for any cause, the Tenant moves out or is dispossessed than merchandise, prior to such said removal, expiration of lease, and fails to remove any trade fixtures or other property, other or prior to the issuance of the final order or execution of the warrant, then and in that event, the said fixtures and property shall be deemed abandoned by the said Tenant and shall become the property of the Landlord.


                                  ARTICLE XXIII
                            NON-LIABILITY OF LANDLORD

         Section 1. The Landlord does not warrant that any governmental license or licenses or permit or permits which may be required for any business to be carried on by the Tenant in the demised premises will be granted, or if granted will be continued in effect or renewed, and any failure to obtain such license or any revocation thereof or failure to renew the same shall not release the Tenant from the terms of this lease.

         Section 2. The Tenant has inspected the demised premises and the surroundings and accepts the demised premises in their present condition without any warranty or representation of any nature whatsoever on the part of the Landlord; except that the Landlord warrants that the building has been erected in accordance with the State and local building code and that the underground mechanicals are in working condition.

         Section 3. The Landlord shall not be liable for any action of the elements, or any failure of water supply, gas, or electric current, or for injury or damage to person or property caused by or resulting from steam, gas, electricity, water, rain or snow, which may leak or flow from any part of the demised premises, or from any pipes, appliances, or plumbing works of the same, or from the street or sub-surface, or from any other place, or for interference with light or other incorporeal hereditaments or easements, however caused, except as provided in Section 2 and except for the negligence of Landlord, its agents, servants, or employees; neither shall the Landlord be liable for any defect in the building on the demised premises, whether latent or otherwise.


                                  ARTICLE XXIV
                                  SUBORDINATION

         Section 1. This lease shall be subject and subordinate at all times to any and all mortgage or mortgages hereafter placed on or against the demised premises and to all renewals, modifications, consolidations, replacements and extensions thereof, which said mortgage or mortgages may be in any principal amount or amounts.

         This lease shall also be subject and subordinate at all times to any and all other mortgages hereafter placed on or against the demised premises, and to all renewals, modifications, consolidations, replacements and extensions thereof.

         In confirmation of such subordination, the Tenant shall execute and deliver promptly any certificate or instruments subordinating this lease and the leasehold estate hereby granted to any such mortgage or mortgages, and to the lien thereof, that the Landlord may request, and the Tenant hereby appoints the Landlord the attorney-in-fact of the Tenant to execute and deliver any such instrument or instruments for the Tenant, which said authority is hereby declared to be coupled with an interest on the part of the Landlord and to be irrevocable; provided, always, however, that this paragraph is and shall be self-executing, and that this lease is and shall be subject and subordinate to all such mortgage or mortgages, without the execution by the Tenant of any instrument or instruments whatsoever.

         Notwithstanding said subordination, this lease shall continue in full force and effect, and the Tenant's rights hereunder shall not be disturbed except as in this lease provided.

         Section 2. If there shall be a default in the payment of either the principal, or interest, of any mortgage, or mortgages, hereafter placed against the demised premises and senior in lien and effect to this lease, the Tenant shall have the right and privilege to pay such mortgage principal or interest so in default, and, upon making such payment, the Tenant shall, in addition to any other rights it may have at law or in equity, be entitled to deduct the amount so paid from the installment, or installments, of rent then due, or thereafter falling due, until the amount of such payment shall have been repaid therefrom to the Tenant.


                                   ARTICLE XXV
                            SURRENDER AT END OF TERM

         Section 1. Upon the expiration of the term hereby demised, the Tenant shall quit and surrender to the Landlord the demised premises with all alterations, additions and improvements in good order and condition, reasonable wear and damage by fire or casualty no matter how occurring and damage by the elements excepted; except that the Tenant shall have the right to remove his trade fixtures as described in Article XXII, Section 1.


                                  ARTICLE XXVI
                            COVENANTS AND CONDITIONS

         Section 1. Each and every covenant on the part of the Tenant shall be deemed and construed to be and the same hereby is made a condition of the Tenant's leasehold estate, and each and every condition herein contained shall be deemed and construed to be and the same hereby is made a covenant which the Tenant promises and agrees to perform.


                                  ARTICLE XXVII
                                 QUIET ENJOYMENT

         Section 1. The Landlord covenants and agrees with the Tenant that if and so long as the Tenant duly pays the rent reserved herein and duly performs all of the terms, provisions, covenants, agreements and conditions hereof on the part of the Tenant to be performed, the Tenant shall peaceably enjoy the demised premises, subject, however, to the terms, provisions, covenants, agreements and conditions of this lease and to all mortgages and encumbrances on or against the demised premises prior in lien to this lease; but the Tenant covenants and agrees that the Landlord shall not be liable for any breach of this covenant that may occur after the Landlord shall have ceased to be the owner of the demised premises. Said covenants of quiet enjoyment shall then become the responsibility of the successor in interest to the Landlord herein.


                                 ARTICLE XXVIII
                                     NOTICES

         Section 1. Any notice by the Landlord to the Tenant or by the Tenant to the Landlord shall be given and shall be deemed to have been duly given if either delivered personally or mailed by certified mail in any general or branch post office, enclosed in a certified postpaid envelope addressed to the respective addresses below stated, or (after an address for notices has been duly changed as below provided) if so enclosed and mailed and addressed to the changed address below provided for:

          To the Landlord at:      Attn.  Dean Yimoyines
                                   O.C. Realty Associates Limited Partnership
                                   87 Grandview Avenue
                                   Waterbury, CT  06708


          To the Tenant at:        Attn.:  Dean Yimoyines
                                   Opticare Eye Health Center, P.C. - Waterbury
                                   87 Grandview Avenue
                                   Waterbury, CT  06708

         Either party may at any time change the address for notices to such party, by delivering or mailing as aforesaid a notice, at least five (5) days previously, stating the change and setting forth the changed address.

         Section 2. As soon as the actual commencement date of this lease has been determined by the parties hereto, they shall execute a Notice of Lease document which shall be recorded on the New Milford Land Records, which Notice shall indicate the initial term and options of this Lease.

                                  ARTICLE XXIX
                        INTERPRETATION OF TERM "LANDLORD"

         Section 1. The Tenant covenants and agrees that the term "Landlord", as used in this lease, means only the owner for the time being of the demised premises so that, in the event of any sale or other transfer of the demised premises, the owner of said demised premises prior to such sale or other transfer, shall be and hereby is entirely freed, relieved, released and discharged of all covenants, agreements, liability and obligations of the Landlord thereunder, and it shall be deemed and construed without further agreement between the parties or between the parties and the purchaser or other transferee of the demised premises that such purchaser or other transferee has assumed and agreed to carry out any and all covenants, agreements and obligations of the Landlord hereunder.


                                   ARTICLE XXX
                           COMPLETENESS OF INSTRUMENT

         Section 1. This lease embodies the entire agreement of the parties and there are no other or collateral agreements or engagements in existence between them or binding on either of them. The parties hereto agree that this lease shall not be modified in any manner, except by a written instrument signed by both parties hereto. The titles or headings of the several articles are inserted for convenience of references, and this lease and the several parts thereof are to be construed without reference to said titles or headings.


                                  ARTICLE XXXI
                         BINDING SUCCESSORS IN INTEREST

         Section 1. The terms and provisions of this lease shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, provided, however, that no assignment by or through the Tenant in violation of the provisions hereinbefore contained shall vest any right in any party claiming under any such assignment, and provided, further, that no assignment or subletting made by the Tenant with the consent of the Landlord shall relieve the Tenant from any liability to fulfill any obligation hereunder, it being the intention of the parties hereto that the Tenant shall assume and be liable to the Landlord for any and all acts or omissions of any and all assignees, subtenants or undertenants.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

Signed, sealed and delivered
in the presence of:                 LANDLORD:
                                    O.C. REALTY ASSOCIATES LIMITED
                                    PARTNERSHIP
                                    By:      Opticare Eye Health Center,
                                             P.C. - Waterbury,
                                             Its General Partner
/s/
____________________________
                                    By /s/ Dean Yimoyines
                                       _________________________________
                                       Dean Yimoyines,
                                       Its President
/s/
_____________________________


                                    TENANT:
                                    OPTI CARE EYE HEALTH CENTER,
                                    P.C. - WATERBURY
/s/
_____________________________
                                    By /s/ Dean Yimoyines
                                       __________________________________
                                       Dean Yimoyines,
                                       Its President
/s/
_____________________________

                                   SCHEDULE A

                                  (DESCRIPTION)



ALL THAT CERTAIN piece or parcel of land, together with the buildings thereon, situate in the Town of New Milford, County of Litchfield and State of Connecticut, at or near Park Lane, so-called, bounded and described as follows:

NORTHERLY:   By Town Road, leading from New Milford to Washington, 135
             feet, more or less;

EASTERLY:    By land of Garetta D. and John J. Brutz, and by land of Garry S.
             Camp, 200 feet, more or less;

SOUTHERLY:   By land of Clarence S. Burden and C. Elvira Burden, 150 feet, more or less; and,

WESTERLY:    By Connecticut State Highway, Route #25, 160 feet, more or less.

The above distances being running feet measured over the land and not intended to be accurate.